FOR IMMEDIATE RELEASE
                                                Contact: Ross A. Benavides
                                                         Chief Financial Officer
                                                         (713) 860-2528



                              GENESIS ENERGY, L.P.
                          REPORTS FIRST QUARTER RESULTS


         May 7, 2003 - Genesis Energy, L.P. (AMEX:GEL) announced today that its net income for the quarter ended March 31, 2003, was $879,000 or $0.10 per unit. This compares to a net income for the quarter ended March 31, 2002, of $1,314,000, or $0.15 per unit. Minority interests had no effect on the reported periods.


         "We are pleased with our results for the first quarter," said Mark J. Gorman, President and Chief Executive Officer of Genesis. "We continue to perform well under our new business model. For the remainder of 2003, we will remain focused on maintaining gathering and marketing gross margins excluding depreciation, effectively managing our capital expenditures under the pipeline integrity management program, strengthening our balance sheet, and developing opportunities for accretive acquisitions."


         Highlights of the First Quarter

         We are making a regular quarterly distribution of $0.05 per common unit for the first quarter of 2003 on May 15, 2003 to unitholders of record on April 30, 2003. We are comfortable that we will be able to sustain this level of distribution and look forward to growing it as soon as it is reasonable to do so.

         In March 2003, we entered into a $65 million three-year credit facility with a group of banks with Fleet National Bank as agent ("Fleet Agreement"). The Fleet Agreement has a sublimit for working capital loans in the amount of $25 million, with the remainder of the facility available for letters of credit. The completion of this financing places us in a much better position to explore opportunities to grow the business by making acquisitions.

         We generated Available Cash during the Quarter of $790,000. This was more than enough to provide for our regular distribution of $0.05 per unit, or a total of $440,000, and to allow us to reserve the balance of Available Cash to build up liquidity to support future growth of the business and to assure our ability to maintain and grow the regular quarterly distribution.

         Outlook

         We expect the gathering and marketing business to continue to perform well during 2003, although perhaps not as well as in 2002. Both volumes and margins are expected to be lower during 2003 as this business is likely to be subject to market volatility.

         Pipeline gross margin excluding depreciation should decline slightly during 2003. We expect pipeline revenues to increase as we obtain the benefit of the 2002 tariff increases for the full year 2003. Offsetting these revenue increases will be increased costs for maintenance, insurance, and safety.

         General and administrative costs are expected to remain stable. We expect that a one-time adjustment for replacing the Citicorp Credit facility with a new bank facility led by Fleet Bank and cost increases for insurance and other costs to comply with SEC regulations mandated by the Sarbanes-Oxley Act will offset the permanent cost reductions from changing the business model.

         An important factor affecting our outlook will be capital expenditures. We previously indicated that we might need to increase capital expenditures as a result of complying with federal pipeline integrity management program (IMP) regulations and other regulatory requirements. Based on our preliminary experience with the IMP program during 2002, we have established a capital budget of $6.7 million for 2003. For 2004, we expect to make capital expenditures of $8.4 million. After 2004, capital expenditures are expected to return to a normal pattern of approximately $2.0 million per year.

          As stated above, we resumed our regular quarterly distributions with the first quarter distribution of $0.05 per unit on May 15, 2003 to unitholders of record as of April 30, 2003. We expect to be able to meet the covenant in our Fleet Facility that restricts our ability to make distributions unless our borrowing base exceeds usage under the Fleet Facility by at least $10 million on the monthly measurement dates of each quarter. We are comfortable that we will be able to sustain quarterly distributions for 2003 and 2004 of at least $0.05 per unit for each quarter. Based on current conditions, we do not expect to restore the regular distribution to the targeted minimum distribution amount of $0.20 per quarter for the next year or two. However, if we exceed our expectations for improving the performance of the business, if our capital projects cost less than we currently estimate, or if our access to capital allows us to make accretive acquisitions, we may be able to restore the targeted minimum quarterly distribution sooner.

         Other Matters

         Several adjustments to net income are required to calculate Available Cash. The calculation is as follows:


                  Net income                                    $      879,000
                  Depreciation and amortization expense              1,515,000
                  Cash proceeds in excess of gain on
                        disposals of assets                             40,000
                  Maintenance capital expenditures                  (1,644,000)
                                                                --------------
                  Available Cash                                $      790,000
                                                                ==============

         We have reconciled Available Cash (a non-GAAP liquidity measure) to cash flow from operating activities in the financial tables below.

         Genesis Energy, L.P. will broadcast its First Quarter Earnings Announcement Conference Call on Tuesday, May 8, 2003, at 10:00 a.m. Central. This call can be accessed at www.genesiscrudeoil.com. Choose the Investor Relations button. Listeners should go to this website at least fifteen minutes before this event to download and install any necessary audio software. For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event. There is no charge to access the event.

         Genesis Energy, L.P. operates crude oil common carrier pipelines and is an independent gatherer and marketer of crude oil in North America, with operations concentrated in Texas, Louisiana, Alabama, Florida, and Mississippi.

         This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Genesis believes that its expectations are based upon reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include the timing and extent of changes in commodity prices for oil, ability to obtain adequate credit facilities, environmental risks, government regulation, the ability of the Company to meet its stated business goals and other risks noted from time to time in the Company's Securities and Exchange Commission filings.



                               (tables to follow)

                              Genesis Energy, L.P.
                  Summary Consolidated Statements of Operations
               (in thousands except per unit amounts and volumes)



                                                              Three Months Ended           Three Months Ended
                                                                March 31, 2003               March 31, 2002
                                                                --------------               --------------
Revenues                                                        $      261,882                $     239,239
Cost of Sales and Operations (Excluding Depreciation)                  256,627                      233,801
                                                                --------------                -------------
Gross Margin Excluding Depreciation                                      5,255                        5,438
General & Administrative Expenses                                        2,363                        2,088
Depreciation and Amortization Expense                                    1,515                        1,423
Other                                                                      (44)                           -
                                                                --------------                -------------
Operating Income                                                         1,421                        1,927
Interest, Net                                                             (542)                        (400)
Unrealized (Loss) Gain on Change in Fair Value of
   Derivatives                                                               -                         (702)
Gains from Disposals of Surplus Assets                                       -                          489
                                                                --------------                -------------
Income Before Minority Interests                                           879                        1,314
Minority Interests                                                           -                            -
                                                                --------------                -------------
Net Income                                                      $          879                $       1,314
                                                                ==============                =============
Net Income per Common Unit - Basic and Diluted                  $         0.10                $        0.15


Wellhead barrels per day                                                61,449                       67,466
Pipeline barrels per day                                                71,392                       75,409

                              Genesis Energy, L.P.
                       Summary Consolidated Balance Sheets
                                 (in thousands)



                                                                March 31, 2003              December 31, 2002
                                                                --------------              -----------------
ASSETS
Cash                                                            $        1,923                $       1,071
Accounts Receivable                                                     88,661                       80,664
Inventories                                                              1,402                        4,952
Other Current Assets                                                     5,184                        5,410
                                                                --------------                -------------
Total Current Assets                                                    97,170                       92,097
Net Property                                                            45,306                       44,460
Other Assets                                                             1,117                          980
                                                                --------------                -------------
Total Assets                                                    $      143,593                $     137,537
                                                                ==============                =============


LIABILITIES AND PARTNERS' CAPITAL
Accounts Payable                                                $       94,718                $      87,386
Accrued Liabilities                                                      8,640                        8,834
                                                                --------------                -------------
Total Current Liabilities                                              103,358                       96,220
Long-Term Debt                                                           3,500                        5,500
Minority Interest                                                          515                          515
Partners' Capital                                                       36,220                       35,302
                                                                --------------                -------------
Total Liabilities and Partners' Capital                         $      143,593                $     137,537
                                                                ==============                =============

                              Genesis Energy, L.P.
                  Summary Consolidated Statements of Cash Flows
                                 (in thousands)



                                                              Three Months Ended           Three Months Ended
                                                                March 31, 2003               March 31, 2002
                                                                --------------               --------------
Net income                                                      $          879                $       1,314
Adjustments to reconcile net income to cash provided by
   operating activities:
   Depreciation and amortization                                         1,515                        1,423
   Amortization/write-off of credit facility issuance
   costs                                                                   750                          159
   Gains on asset disposals                                                (44)                        (489)
   Other non-cash charges                                                   39                        1,512
   Changes to components of working capital                              2,917                       (2,720)
                                                                --------------                -------------
Net cash provided by operating activities                                6,056                        1,199
                                                                --------------                -------------

Additions to property and equipment                                     (2,195)                        (749)
Proceeds from sales of assets and other                                     84                        1,704
                                                                --------------                -------------
Net cash (used in) provided by investing activities                     (2,111)                         955
                                                                ---------------               -------------

Net repayments of debt                                                  (2,000)                      (7,400)
Credit facility issuance fees                                           (1,093)                           -
                                                                ---------------               -------------
Net cash used in investing activities                                   (3,093)                      (7,400)
                                                                ---------------               -------------

Net increase (decrease) in cash and cash equivalents                       852                       (5,246)
Cash and cash equivalents at beginning of period                         1,071                        5,777
                                                                --------------                -------------
Cash and cash equivalents at end of period                      $        1,923                $         531

                                                                ==============                =============

                              Genesis Energy, L.P.
Reconciliation of GAAP "Operating Activities Cash Flows" to Non-GAAP "Available Cash" for the Three Months Ended March 31, 2003
                                 (in thousands)



Operating Activities Cash Flows                                  $        6,056
Adjustments to reconcile Operating Activities Cash
      Flows to Available Cash:
         Maintenance capital expenditures                                (1,644)
         Proceeds from sales of assets                                       84
         Change in fair value of derivatives                                (39)
         Amortization of credit facility issuance fees                     (750)
         Net effect of changes in operating accounts
               not included in calculation of Available Cash             (2,917)
                                                                 --------------
Available Cash                                                   $          790
                                                                 ==============




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